                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       INTEGRATED CIRCUIT SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        INTEGRATED CIRCUIT SYSTEMS, INC.

                         2435 BOULEVARD OF THE GENERALS
                                 P. O. BOX 968
                        VALLEY FORGE, PENNSYLVANIA 19482
                                 (610) 630-5300

                                                               November 25, 1998

Dear Shareholder:

  You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Integrated Circuit Systems, Inc. (the "Company") which will be held on Wednesday, December 30, 1998, beginning at 10:00 a.m., at the offices of the Company, 2435 Boulevard of the Generals, Norristown, Pennsylvania.

  The accompanying notice of the meeting and proxy statement describes the matters to be acted upon at the annual meeting of shareholders. Your participation in these matters related to your Company is important, regardless of the number of shares you hold. TO ASSURE YOUR REPRESENTATION AT THE MEETING, WHETHER OR NOT YOU ARE ABLE TO ATTEND, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY TO US IN THE POSTAGE-PAID ENVELOPE PROVIDED.

  We look forward to your participation.

                                          Sincerely,

                                          /s/Henry I. Boreen
                                          Henry I. Boreen
                                          Chairman of the Board, CEO

                       INTEGRATED CIRCUIT SYSTEMS, INC.

                        2435 BOULEVARD OF THE GENERALS
                                 P. O. BOX 968
                       VALLEY FORGE, PENNSYLVANIA 19482

                               ----------------

                           NOTICE OF ANNUAL MEETING
                                      OF
                                 SHAREHOLDERS

                               DECEMBER 30, 1998

                               ----------------

To the Shareholders:

  The annual meeting of shareholders of Integrated Circuit Systems, Inc. (the "Company") will be held on Wednesday, December 30, 1998, at 10:00 a.m., at the offices of the Company, 2435 Boulevard of the Generals, Norristown, Pennsylvania for the following purposes:

  1. To elect four directors of the Company;

  2. To approve an amendment to the Company's 1997 Equity Compensation Plan as described in the accompanying proxy statement.

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only holders of record of the Company's Common Stock at the close of business on November 23, 1998 will be entitled to notice of the meeting and to vote at the meeting and at any adjournments thereof.

  All shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE. If you decide to attend the meeting and wish to vote in person, you may revoke your proxy by written notice to the Secretary of the Company at that time.

                                          By Order of the Board of Directors


                                          /s/Hock E. Tan
                                          Hock E. Tan
                                          Secretary
November 25, 1998

                       INTEGRATED CIRCUIT SYSTEMS, INC.

                        2435 BOULEVARD OF THE GENERALS
                                 P. O. BOX 968
                       VALLEY FORGE, PENNSYLVANIA 19482

                               ----------------

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on December 30, 1998, at 10:00 a.m., at the offices of the Company, 2435 Boulevard of the Generals, Norristown, PA, and at any adjournments thereof. The approximate date on which this proxy statement and the accompanying form of proxy will be first sent or given to shareholders is November 25, 1998.

  The cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile by directors, officers or employees of the Company without additional compensation. The Company will, where appropriate, reimburse shareholders of record who are brokers, dealers, banks and other institutions for their reasonable expenses in forwarding the proxy materials to the beneficial owners of the Company's Common Stock which such institutions hold of record.

  The Company's annual report to shareholders for the fiscal year ended June 27, 1998, including financial statements (the "Annual Report"), is being mailed to shareholders with this proxy statement but does not constitute a part of the proxy statement.

                             VOTING AT THE MEETING

  Holders of shares of common stock of the Company ("Common Stock"), of record at the close of business on November 23, 1998 are entitled to vote at the meeting and at any adjournments thereof. As of that date, there were 12,254,175 shares of Common Stock outstanding. The Company presently has no other class of stock outstanding and entitled to be voted at the meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the meeting constitutes a quorum. Each shareholder entitled to vote shall have the right to one vote for each share outstanding in such shareholder's name.

  Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting. The shares of Common Stock represented by each properly executed proxy card will be voted at the meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

  With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld and abstentions will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

  Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors but not with respect to the proposal to approve the amendment to the Company's 1997 Equity Compensation Plan. Shares not voted by brokers under such circumstances are referred to as "broker non-votes". Broker non-votes will not be counted as votes cast on a proposal and will have no effect on matters to be voted upon.

  Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy card, at any time before the proxy is voted.

  The cost of solicitation of proxies by the Board of Directors of the Company (the "Board") will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. In addition, the Company has retained Innisfree M&A incorporated to aid in the solicitation of proxies for which a fee of approximately $15,000.00, plus expenses, will be paid, except in the event the proxy solicitation firm is required to provide services in excess of those required for a routine meeting with no contested proposals, in which event the proxy solicitation firm's fees will increase. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company's Common Stock.

  Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you plan to attend the meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy card from the broker or bank assigning voting rights to you for your shares.

                             ELECTION OF DIRECTORS

  At the annual meeting, four directors are to be elected. The term of each director elected at the annual meeting will expire at the 1999 annual meeting of shareholders, and each director will hold office until the selection and qualification of the director's respective successor or until the director's earlier death, resignation or removal. All nominees are presently directors of the Company whose terms will expire at the Annual Meeting.

  Each of the current directors has been nominated for election to the Board of Directors.

  All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares of Common Stock represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the Board of Directors, or the board may determine to reduce the number of directors.
  The nominees are to be elected by at least a plurality of the votes cast at the Annual Meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

NOMINEES FOR ELECTION AS DIRECTORS

  The following biographical information is furnished as to each person nominated for election as a director.

   NAME                                           AGE          POSITION
   ----                                           --- --------------------------
   Henry I. Boreen(1)............................  71 Chairman of the Board, CEO
   Edward M. Esber, Jr.(2).......................  46 Director
   Rudolf Gassner(2).............................  63 Director
   John L. Pickitt(1)(2).........................  65 Director

  --------
   (1)Member of the Compensation and Stock Option Committee.
   (2)Member of the Audit Committee.

  MR. BOREEN became a director of the Company in December 1984 and chairman of the Board of Directors in April 1995. In March 1998, Mr. Boreen was appointed to the additional position of interim Chief Executive Officer. Mr. Boreen also served as Interim Chief Executive Officer from August 1996 to April 1997 of the Company. Mr. Boreen has been a principal of HIB International, an electronics consulting company, since 1984, and has also served as a director of AM Communications, Inc., a manufacturer of telecommunications equipment. Mr. Boreen has over 35 years of experience in the integrated circuits industry and was the founder and chairman of Solid State Scientific, a semiconductor manufacturer.

  MR. ESBER became a director of the Company in June 1997. He has served as president, chief executive officer and director of Solopoint, Inc., a personal communications management products company, since October 1995. He served as chairman, president and chief executive officer of Creative Insights, Inc. from March 1994 to June 1995. From May 1993 to May 1994, Mr. Esber was president and chief operating officer of Creative Labs, Inc., and from February 1991 to May 1993, he was president of the Esber Group. Mr. Esber is also a member of the board of directors of Borealis Technology Corporation, Quantum Corporation and Trustee of Case Reserve Institute of Technology.

  MR. GASSNER became a director of the Company in June 1992. He has been employed by AMP Incorporated, a leading producer of electrical and electronic connecting and interconnection systems, in various positions since 1966. Since January 1992, he has served as the vice president of AMP's Capital Goods Business Unit and since 1996, has served as President AMP's Global PC Division. In January, 1997, he was appointed Corporate Vice President AMP Incorporated. Mr. Gassner also serves as a director of ITI and NetBuy.

  GENERAL PICKITT (RET.) became a director of the Company in March 1994. He previously served in the United States Air Force for 32 years in various capacities in the fields of research and development, planning, international operations and senior management until his retirement as a Lt. General in 1987. From January 1988 until December 1994, he served as chief executive officer of the Computer and Business Equipment Manufacturers Association. General Pickitt is currently a management consultant.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  The Board of Directors currently has no standing executive committee. The Board of Directors of the Company met on 9 occasions during the past fiscal year. Each director attended all of the meetings of the Board of Directors held during the period for which he was a director during such fiscal year and the committee or committees on which he served during such period.

  Audit Committee. During fiscal 1998 Edward M. Esber, Jr., Rudolf Gassner and John L. Pickitt served as members of the Audit Committee, which held three meetings. Mr. Esber was elected to the Audit Committee on October 23, 1997. The functions of the Audit Committee include the recommendation to the Board of Directors of the selection of independent auditors, and review of the scope of audit procedures and the audit findings by the independent auditors. The Audit Committee would also be responsible for ensuring that major policies and control procedures implemented by the Company are appropriate and adequate.

  Compensation and Stock Option Committee. During fiscal 1998 Henry Boreen, Stavro E. Prodromou and John L. Pickitt served as members of the Compensation and Stock Option Committee. During this period the Compensation and Stock Option Committee held 7 meetings. The responsibilities of the Compensation and Stock Option Committee include the review and approval of the policies and procedures of the Company with respect to the employee compensation, the determination of the salaries and bonus awards of certain executive officers, the grant of stock options to certain employees and the administration of the Company's 1991 Stock Option Plan, 1992 Stock Option Plan, and 1997 Equity Compensation Plan, including the determination, subject to the plan provisions, of the grantees eligible to receive an option, the nature of the option to be granted, and the exercise price, vesting schedule and other terms and conditions of the options to be granted. Dr. Prodromou resigned from the Committee and from the Board of Directors on March 20, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation and Stock Option Committee currently consists of Henry I. Boreen, and John L. Pickitt.

  In March 1998, Mr. Boreen was appointed Chief Executive Officer of the Company with a base salary compensation of $10,000 per month and a stock option grant of 50,000 shares. In April 1997, Dr. Prodromou was appointed by the Board of Directors as President and Chief Executive Officer. For his services in this capacity, Dr. Prodromou received an annual base salary of $240,000 as well as a grant of stock options to purchase an aggregate of 250,000 shares of the Company's Common Stock at an exercise price of $13.25 per share. See "Employment and Severance Agreements."

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of August 11, 1998 by:
(i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer named in the summary compensation table below and (iv) the directors and executive officers as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares listed.

                                                                     PERCENT OF
                                                 NUMBER OF SHARES      SHARES
NAME OF BENEFICIAL OWNER                       BENEFICIALLY OWNED(1) OUTSTANDING
------------------------                       --------------------- -----------
Henry I. Boreen...............................        404,540            3.3%
Edward M. Esber, Jr...........................          9,000
Rudolf Gassner................................         28,500              *
John L. Pickitt...............................         20,000              *
Hock E. Tan...................................         54,526(2)           *
Martin Goldberg...............................            937              *
K. Venkateswaren..............................          7,963              *
Greg Richmond.................................          9,753              *
Stavro E. Prodromou...........................         74,000(3)           *
Directors and executive officers..............        609,219            4.9%
as a group (8)

--------
* Less than 1%.
(1) Includes shares purchasable upon exercise of options exercisable within 60 days of the above date to purchase the following respective shares of the Company's Common Stock issued pursuant to Company stock option plans: Mr. Boreen - 54,000, Mr.Gassner - 18,000, Mr. Pickitt - 17,000, Mr. Tan - 37,500, Mr. Goldberg - 937, Dr. Venkateswaren - 6,375, Mr. Richmond - 7,450, and Dr. Prodromou - 62,500; as well as shares issued pursuant to and being held by the Company's 401k plan: Mr. Tan - 1,216, Dr. Venkateswaren - 1,588, and Mr. Richmond - 1,381 as determined from reports by the plan administrator.
(2) 15,810 of these shares of the Company's Common Stock are held in a trust, of which Mr. Tan is the sole trustee, for the benefit of members of Edward
    H. Arnold's family. Mr. Arnold was formerly Chairman Emeritus of the Board of Directors. Mr. Tan disclaims beneficial ownership of such shares.
(3) Information with respect to beneficial ownership of this shareholder (other than pursuant to the ownership of stock options) is based upon information furnished by the shareholder.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

  Non-employee directors of the Company receive an annual stipend of $15,000 plus $2,000 for each regular meeting of the Board of Directors attended in person, as well as an annual stipend of $500 for serving as a committee chairperson for a standing committee of the Board of Directors and $1,000 for each other meeting of the Board of Directors or its committees (other than those held in conjunction with a full board meeting) attended. In addition, directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors and committees thereof.

  Each non-employee director also receives, at the time of such director's initial election or appointment, options to acquire 12,000 shares of Common Stock, which vest over a period of three years and expire on the fifth anniversary of the grant date. Thereafter, each non-employee director receives an annual grant of options to acquire 8,000 shares of Common Stock, which vest over a period of one year and expire on the fifth anniversary of the date of grant. The option exercise price is the fair market value (i.e., the closing price) of a share of Common Stock on the date of the grant.

CONSULTING AGREEMENTS

  Each non-employee director entered into an agreement with the Company to provide as and when requested by management consulting services with respect to corporate policies strategies and plans for future growth. The term of the consulting agreement began on May 11, 1998 and ends on December 31, 1998, compensation for which was $2,000.00 per day, not to exceed ten (10) days per month.

EXECUTIVE COMPENSATION

  The following table sets forth, for the fiscal years ended June 27, 1998, June 28, 1997 and June 29, 1996, the compensation paid by the Company to those persons who were at any time during the last completed fiscal year, each person who served as the Company's chief executive officer, and its next most highly compensated executive officers whose total annual salary and bonus was in excess of $100,000 for the last completed fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG TERM COMPENSATION
                                                              -------------------------------
                                        ANNUAL
                                     COMPENSATION               AWARDS                PAYOUTS
                                    -----------------         ----------              -------
                                                       OTHER             SECURITIES             ALL
                                                      ANNUAL  RESTRICTED UNDERLYING            OTHER
                                                      COMPEN-   STOCK     OPTIONS/     LTIP   COMPEN-
                             FISCAL SALARY     BONUS  SATION   AWARD(S)     SARS      PAYOUTS SATION
NAME AND PRINCIPAL POSITION   YEAR    ($)     ($)(1)  ($)(2)     ($)        (#)         ($)   ($)(3)
---------------------------  ------ -------   ------- ------- ---------- ----------   ------- -------
Henry I. Boreen..........     1998   66,923       --    --       --        58,000       --       --
 Interim CEO                  1997   96,923    40,020   --       --        75,000       --       --
 (since March 1998)
Hock E.Tan...............     1998  209,997   168,000   --       --           --        --     5,254
 Senior Vice President,       1997  166,273   112,660   --       --        50,000       --     5,182
 COO, CFO and Secretary       1996  158,851    89,461   --       --        33,000(6)    --     7,120
Martin Goldberg..........     1998  168,846    82,875   --       --         3,750       --       428
 Vice President, Sales(4)     1997  149,540    67,200   --       --        34,500       --       346
                              1996  146,515    48,734   --       --       100,000(6)    --       346
Stavro E. Prodromou......     1998  302,768   144,000   --       --           --        --       504
 President and Chief          1997   47,307(7)    --    --       --       254,000       --       432
 Executive Officer(5)
K. Venkateswaren.........     1998  169,423    69,483   --       --         3,000       --     5,178
 Vice President,              1997  158,471    49,047   --       --        49,500       --     5,106
 Engineering Services         1996  149,605    50,338   --       --        20,000       --     6,968
Greg Richmond............     1998  161,479    66,517   --       --         2,800       --     5,158
 Vice President, FTG          1997  151,183    46,012   --       --        14,000       --     5,090
                              1996  135,620    44,727   --       --        50,000       --     7,349

--------
(1) Includes cash bonuses for services rendered in the applicable fiscal year.
(2) The Company has on occasion provided certain personal benefits to its executive officers, the amount of such benefits to any of the above-named individuals did not, however, exceed the lesser of $50,000 or 10% of salary and bonus of such individual for the applicable fiscal year.
(3) Includes amounts contributed by the Company (i) under the Company's 401(k) Plan as follows: Mr. Tan - $1,216 for 1998, $4750 for 1997 and $6774 for 1996; Mr. Richmond - $1,381 for 1998, $4,750 for 1997 and
     $7,025 for 1996; Dr. Venkateswaren - $1,588 for 1998, $4,750 for 1997 and
     $6,645 for 1996; (ii) for premiums for a life insurance policy as follows: Dr. Prodromou - $504 for 1998, and $432 for 1997; Mr. Tan - $504 for 1998, $432 for 1997,and $346 for 1996; Mr. Goldberg $428 for 1998,
     $346 for 1997, and $347 for 1996; Mr. Richmond - $408 for 1998; $340 for
     1997, and $324 for 1996; Dr. Venkateswaren -$428 for 1998; $356 for 1997,
     and $323 for 1996.
(4) Mr. Goldberg transferred from Turtle Beach Systems, Inc. to the Company in November 1996 as Vice President of Sales and his employment with the Company terminated on October 15, 1998.
(5) Dr. Prodromou joined the Company in April 1997 as President and Chief Executive Officer and his employment with the Company terminated on March 20, 1998.
(6) Options granted by Turtle Beach Systems, Inc. to acquire shares of common stock of Turtle Beach Systems, Inc., a subsidiary of the Company. Such options were granted at a purchase price equal to $2.67 per share which was determined by the board of directors of Turtle Beach to be the fair market value of such stock on the date the options were granted. The options have been terminated and are unexercisable.
(7) Of these options, 125,000 were canceled upon termination of Dr. Prodromou's employment with the Company.

  The following table sets forth the option grants during the fiscal year ended June 27, 1998 for the individuals named in the Summary Compensation Table as of June 27, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                                                                             ANNUAL RATES OF
                                                                        STOCK PRICE APPRECIATION
                                       INDIVIDUAL GRANTS                     FOR OPTION TERM
                         ---------------------------------------------- -------------------------
                                 % OF TOTAL OPTIONS EXERCISE
                                     GRANTED TO     OR BASE
                         OPTIONS    EMPLOYEES IN     PRICE   EXPIRATION      5%          10%
  NAME                   GRANTED    FISCAL YEAR      ($/SH)     DATE        ($)          ($)
  ----                   ------- ------------------ -------- ---------- ------------ ------------
Henry I. Boreen......... 50,000         8.23%       16.0625    4/21/03  $    221,889 $    490,316
                          8,000         1.32%         35.25   10/23/02        77,911      172,164
Hock E. Tan.............    --           --             --         --            --           --
Martin Goldberg.........  3,750         0.62%        25.625    8/04/02  $     60,433 $    153,149
Stavro E. Prodromou.....    --           --             --         --            --           --
K. Venkateswaren........  3,000         0.49%        25.625    8/04/02  $     48,346 $    122,519
Greg Richmond...........  2,800         0.46%        25.625    8/04/02  $     45,123 $    114,351

  The following table sets forth aggregate option exercises during the fiscal year ended June 27, 1998 and option values for the individuals named in the Summary Compensation Table as of June 27, 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING      VALUE OF UNEXERCISED
                         SHARES ACQUIRED   VALUE    UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS
                           ON EXERCISE    REALIZED   AT FISCAL YEAR END       AT FY-END
  NAME                         (#)          ($)             (#)                ($)(/1/)
  ----                   --------------- ---------- -------------------- --------------------
                                                        EXERCISABLE/         EXERCISABLE/
                                                       UNEXERCISABLE        UNEXERCISABLE
Henry Boreen............      87,000     $1,989,480     54,000/4,000             0/0
Hock E. Tan.............     100,000     $1,665,250    25,000/75,000      $129,688/$335,938
Martin Goldberg.........      42,375     $  303,227       0/35,875            0/$46,262
Stavro E. Prodromou.....      24,000     $  297,000    62,500/62,500      $152.344/$152,344
K. Venkateswaren........     162,300     $  735,171     1,875/52,625       $5,664/$202,755
Greg Richmond...........      46,500     $  863,160     6,000/38,300       $24,937/$169,967

--------
(1) Unless otherwise indicated the value is based on closing price of $15.69 per share on June 27, 1998, less the option exercise price.

EMPLOYMENT AND SEVERANCE AGREEMENTS

  On March 20, 1998, Stavro E. Prodromou resigned as President, Chief Executive Officer and Director and in connection therewith entered into an agreement with the Company under which he released the Company from any claims he might have and agreed not to compete with the Company until September 30, 1998. In return, the Company agreed to pay Dr. Prodromou the sum of $120,000, unused vacation and the sum of $15,000 in lieu of relocation expenses. The Company had previously granted options to purchase 250,000 shares of Common Stock of Integrated Circuit Systems ("Stock Options") pursuant to the 1992 Stock Option Plan, of which 62,500 Stock

Options vested on April 2, 1998 and 62,500 Stock Options will vest on April 2, 1999. These 125,000 Stock Options are exercisable until October 2, 1999. In accord with agreement between the Company and Dr. Prodromou, the remaining 125,000 Stock Options were cancelled.

  On May 6, 1998, the Company entered into an employment agreement with Henry Boreen, pursuant to which Mr. Boreen is employed as the Company's Chief Executive Officer. At the time of his appointment to the Chief Executive Officer position, Mr. Boreen received a fully vested stock option grant of 50,000 shares of Common Stock of Integrated Circuit Systems. The initial term of the employment agreement expired in September 1998 and has been extended to December 31, 1998. Upon extension of the term of the agreement, Mr. Boreen received a fully vested Stock Option grant for 30,000 shares of the Company's Common Stock. The Company may terminate the employment agreement upon the appointment of a new Chief Executive Officer upon giving Mr. Boreen written notice of such termination. Mr. Boreen's base compensation is currently $12,000 per month.

  In August 1996 the Company entered into a two year agreement with Mr. Tan which provides, in the event of termination under certain conditions (as defined in the agreement), for the payment to Mr. Tan of one year's base salary and permit the exercise of such stock options as have been granted to him, over a one-year period from the date of such termination. Payments under such agreement are, however, limited by the provision of Section 280G of the Internal Revenue Code of 1986.

CHANGE IN CONTROL ARRANGEMENTS

  Options granted under the Company's 1991 and 1992 Stock Option Plan and 1997 Equity Compensation Plan contain provisions pursuant to which all outstanding options granted under such plans shall become fully vested and immediately exercisable upon a "Change in Control" as defined in such plans.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  During fiscal 1998 the Compensation Committee of the Board of Directors established the general compensation policies for all employees and the specific compensation levels regarding salary and bonuses for certain executive officers and had responsibility for making awards under the Company's stock option plans. The Compensation and Stock Option Committee presently consists of John L. Pickitt, who is a non-employee director of the Company and Henry I. Boreen, who is the Company's Chairman and Chief Executive Officer. This report is being submitted by Messrs. Boreen and Pickitt as members of the Compensation and Stock Option Committee (the "Committee").

  The Company's compensation program includes short and long-term incentives designed to attract, motivate and retain highly qualified executives who will effectively manage the Company and maximize shareholder value. The Committee believes that executive officer compensation, including that of the Chief Executive Officer, should be significantly influenced by Company performance.

  The Company's compensation package for its executive officers consists of base salary and variable incentive compensation, consisting of two parts: a short-term cash bonus and long-term stock options. The variable portion of the compensation package is directly linked to Company performance. In setting total compensation, individual and Company performance are considered, as well as compensation survey data and other publicly available data of companies considered to be peers of the Company in the semiconductor industry.

  Each year the Committee establishes, a comprehensive annual salary plan and policy for the Company's senior executives. The salary plan is based upon industry and peer group data, as well as the past performance and expected future contributions of the individual executives. The Committee also determines the base salary of the Chief Executive Officer and the Chief Operating Officer (the "COO") based upon similar competitive compensation data and the Committee's assessment of their performance and its expectation as to their future contributions in leading the Company.

  The Company uses a system of "management by objectives" ("MBOs") to determine cash bonuses. Under the Company's bonus plan, all employees, including executive officers, are eligible to receive cash bonuses based upon a combination of (i) the Company achieving revenue and earnings objectives,
(ii) the employee's business unit achieving its specific business and financial objectives, and (iii) the employee meeting specified performance objectives. Each employee has a target bonus, expressed in terms of a percentage of base salary, which is dependent upon his or her position with the Company. For fiscal 1998, the bonus plan provided for target bonuses ranging from 5 % to 80% of base salary. The target bonuses for the Chief Executive Officer and the Chief Operating Officer are 80%. Based upon achievement of the aforementioned criteria bonuses are determined and paid semi-annually. In addition to the target bonuses, discretionary bonuses may be determined and paid to certain senior managers and sales executives on a quarterly basis. The Committee relies on the above data and its assessment of individual performance and achievement of business unit and Company results to objectives, and it exercises subjective judgment and discretion in light of this information and the Company's compensation policies described above to determine base salaries and bonuses.

  Beginning in April 1997, Dr. Stavro E. Prodromou began serving as President and Chief Executive Officer of the Company. Dr. Prodromou's compensation in such capacity has been previously described under the heading Compensation Committee Interlocks and Insider Participation. Since Dr. Prodromou's resignation on March 20, 1998, Mr. Boreen has been serving as Chairman and Chief Executive Officer. Mr. Boreen's compensation in such capacity has been previously described under the heading Employment and Severance Agreements. From August 1996 to April 1997, Mr. Boreen served as interim Chief Executive Officer of the Company, pending the hiring of a replacement for David W. Sear, Ph.D., a former Chief Executive Officer of the Company. Mr. Boreen's compensation in this capacity has been previously described under the heading Compensation Committee Interlocks and Insider Participation.

  Stock options are granted to employees, including the Chief Executive Officer, primarily based upon the employee's ability to impact the Company's long-term growth and profitability. Options typically vest over four years and are exercisable at fair market value on the date of grant. Since the value of an option bears a direct relationship to the Company's stock price it is an effective incentive for management to create value for shareholders. The Committee therefore views stock options as a critical component of its long-term, performance-based compensation philosophy. As with the determination of base salaries and bonuses, the Committee relies on data of companies in the semiconductor industry, its assessment of individual's, the business unit's and Company's performance and the stock options grants previously made, and exercises subjective judgment and discretion after careful consideration of this information and the Company's general policies. Executive officers may also participate, along with other Company employees, in the Company's 401(k) Plan, which includes Company matching contributions which are invested in the Company's Common Stock.

  To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various compensation. Some types of compensation and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further interpretations of and changes in the tax laws also effect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Committee's control, the Committee intends to limit executive compensation in ordinary circumstances to that deductible under Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Committee may utilize alternatives (such as deferring compensation) for qualifying executive compensation for deductibility.

  The current membership of the Compensation and Stock Option Committee is as follows:

  Henry I. Boreen          John L. Pickitt

PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder return on the Company's Common Stock for the period June 30, 1993 to June 27, 1998 with similar returns for (i) the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index") and (ii) the Hambrecht & Quist Technology Index (the "H&Q Index"). Dividend reinvestment has been assumed. The graph assumes the value of the investment in the Company's Common Stock and each index in June 30, 1993 was $100.00.


                       [Performance Graph Appears Here]

            ICS,INC     H&Q TEC     NASDAQ
Jun-93      100.00      100.00      100.00
Sep-93      162.79      102.02      108.36
Dec-93      120.93      107.55      110.35
Mar-94      125.58      111.41      105.61
Jun-94      100.00      101.82      100.28
Sep-94      104.65      115.99      108.59
Dec-94       69.77      128.69      106.82
Mar-95       93.02      143.99      116.09
Jun-95      137.21      179.48      132.60
Sep-95      134.88      202.72      148.24
Dec-95      115.12      191.86      149.46
Mar-96       90.70      195.44      156.46
Jun-96      100.00      209.22      168.34
Sep-96      105.81      221.96      174.29
Dec-96      126.74      237.89      183.40
Mar-97      132.56      226.63      173.55
Jun-97      211.05      272.67      204.85
Sep-97      344.19      330.34      239.46
Dec-97      265.12      278.28      223.08
Mar-98      194.77      336.94      260.77
Jun-98      154.65      344.90      269.16

          APPROVAL OF AMENDMENT TO THE 1997 EQUITY COMPENSATION PLAN

PROPOSED AMENDMENT

  At the annual meeting there will be presented a proposal to approve and ratify an amendment to the Company's 1997 Equity Compensation Plan (the "1997 Plan"). The amendment (the "Plan Amendment") provides for non-employee directors, who are currently entitled to receive non-discretionary stock options under the 1997 Plan, to become eligible to receive discretionary stock options as well. The Plan Amendment was approved by the Board of Directors on September 11, 1998, subject to shareholder approval.

VOTE REQUIRED FOR APPROVAL

  To be adopted, the Amended Plan must be approved by a majority of the votes cast by shareholders of the Company present in person or represented by proxy and entitled to vote at the meeting. If such approval is not received, the Plan Amendment will not become effective and the 1997 Plan will continue as in effect prior to adoption of the Plan Amendment.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN
AMENDMENT.

DESCRIPTION OF THE PLAN

  General. The 1997 Plan was adopted by the Board of Directors on September 3, 1997, and approved by the shareholders at the 1997 annual meeting. The purpose of the 1997 Plan is to advance the interests of the Company and its shareholders by encouraging and providing for the acquisition of an equity interest in the Company by employees, officers, directors, consultants and advisors, by providing additional incentive to such persons, and by enabling the Company to attract and retain the services of such persons who make substantial contributions to the Company through their ability and loyalty. Recognizing that the granting of stock options is an effective method of attracting and retaining valuable non-employee directors to the Company and also serves to provide incentive and strengthen the identity of interests between them and the Company, the Board included provisions in the 1997 Plan that provide for the grant of non-discretionary stock options to each non-employee director upon his election to the Board of Directors and annually during his term of service to the Company. In order to provide additional incentive to the non-employee directors, the Board of Directors has approved the Plan Amendment, subject to shareholder approval, which allows for the issuance of discretionary stock options to non-employee directors.

  The Current Plan. As in effect prior to the Board's approval of the Plan Amendment, the 1997 Plan provides that upon becoming a non-employee director, each such person receives a non-discretionary grant of an option to purchase 12,000 shares of Common Stock. Thereafter, in each year that any such person is re-elected to the Board of Directors at an annual meeting of shareholders, such person shall receive a non-discretionary grant of an option to purchase an additional 8,000 shares of Common Stock. The exercise price of these non-discretionary options is the fair market value on the date the option is granted. These non-discretionary options become exercisable over a period of three years from the date the option is granted and are exercisable until the earlier of three months after the optionee ceases to be a non-employee director or five years from the date the option is granted. Non-discretionary options granted to non-employee directors are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986 (the "Code") and are instead intended to be "non-qualified" or "non-statutory" stock options.

  The Plan Amendment. If the Plan Amendment is approved by shareholders at the annual meeting, in addition to being entitled to receive the non-discretionary options described above, non-employee directors will be eligible to receive discretionary stock options to purchase Common Stock. Such options may be granted in the discretion of the Board of Directors or a committee of the Board of Directors consisting of Non-Employee Directors (collectively, the "Committee"). The exercise price of these discretionary options would be the fair market value on the date the option is granted, as determined by the Board or the Committee. These discretionary options would become exercisable over a period determined by the Board or the Committee and would be exercisable until the earlier of a period fixed by the Board or the Committee or ten years from the date the option is granted. Any discretionary options granted to non-employee directors would not be intended to qualify as incentive stock options under the Code and would instead be intended to be "non-qualified" or "non-statutory" stock options. The Board of Directors currently contains three non-employee directors who will be eligible to receive discretionary grants under the Amended Plan.

  Generally, recipients of non-qualified stock options will not recognize taxable income at the time of grant but will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares of Common Stock acquired and the aggregate exercise price. The Company will receive a deduction at that time in a like amount and should not be limited by the provisions of Section 162(m) of the Code which restricts a corporation's compensation deduction in certain circumstances. Upon the disposition of shares of Common Stock acquired upon the exercise of a non-qualified option, the optionee will recognize long-term or short-term capital gain or loss in an amount equal to the difference between the amount realized and such optionee's basis in the shares sold. Such basis will generally by the fair market value of the shares sold on the date the shares were acquired through the exercise of the option.

  The Board of Directors has the right to amend or terminate the Amended Plan at any time provided that the Board of Directors obtains shareholder approval to any amendment if such approval is required in order to meet the requirements for incentive stock options under Section 422 of the Code (and the Board of Directors has determined that compliance with Section 422 of the Code is desirable).

  On November 20, 1998, the last reported sales price of the Common Stock on the Nasdaq National Market was $14 15/32 per share.

  The following table shows the number of shares of Common Stock underlying options awarded under the 1997 Plan during the fiscal year ended June 27, 1998 to each of the officers listed in the Summary Compensation Table, to all current executive officers as a group, to all current directors who are not executive officers as a group, and to all non-executive officer employees as a group.

                               NEW PLAN BENEFITS
                         1997 EQUITY COMPENSATION PLAN

                                                                      NUMBER OF
     NAME AND POSITION                                                 SHARES
     -----------------                                                ---------
     Henry I. Boreen
      Chairman of the Board, Chief Executive Officer ................   58,000
     Hock E. Tan
      Senior Vice President, Chief Operating Officer and Chief
      Financial Officer .............................................      --
     Martin Goldberg
      Vice President of Sales........................................      --
     K. Venkateswaren
      Vice President, Engineering Services ..........................      --
     Stavro Prodromou
      Former President and Chief Executive Officer ..................      --
     Greg Richmond
      Vice President, Frequency Timing Generator Group...............      --
     Executive Group.................................................   58,000
     Non-Executive Director Group....................................   24,000
     Non-Executive Officer Employee Group............................  318,000

                             INDEPENDENT AUDITORS

  The firm of KPMG Peat Marwick has been appointed as the Company's independent auditors for the fiscal year ending July 3, 1999. Representatives of KPMG Peat Marwick are expected to be present at the meeting and available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  Any shareholder proposal intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at least 50 days and not more than 75 days prior to the date of such meeting and otherwise comply with the provisions set forth in the Company's By-laws relating to advance notice of shareholder proposals in order to be eligible for consideration by shareholders at such meeting. Any such proposal must further be received by the Company by July 28, 1999 in order to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Shareholders. In addition, the execution of a proxy solicited by the Company in connection with the 1999 Annual Meeting of Shareholders shall confer on the designated proxyholder discretionary voting authority to vote on any shareholder proposal which is not included in the Company's proxy materials and for which the Company has not received notice at least 50 days and not more than 75 days prior to the date of such meeting.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Company does not intend to present and has not been informed that any other business will be presented for consideration at the meeting. However, if other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy, or their substitutes, to vote the proxy in accordance with their judgment in such matters.

                                          /s/Hock E. Tan

                                          By Order of the Board of Directors
                                            HOCK E. TAN
                                            Secretary

                        INTEGRATED CIRCUIT SYSTEMS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Henry I. Boreen and Hock E. Tan, and either of them, proxies (each with full power of substitution) to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on December
30, 1998 and at any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS: (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
   INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.)
   [_] FOR ALL NOMINEES LISTED BELOW     [_] WITHHOLD AUTHORITY TO VOTE FOR ALL
                                             NOMINEES LISTED BELOW

   NOMINEES:  Henry I. Boreen, Edward M. Esber, Jr., Rudolf Gassner and John L. Pickitt.
   -------------------------------------------------------------------------------------

2. Amendment of the Company's 1997 Equity Compensation Plan as described in the Proxy Statement:

   [_] FOR       [_] AGAINST        [_] ABSTAIN

   PLEASE SIGN AND DATE YOUR PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF AND "FOR" THE AMENDMENT OF THE COMPANY'S 1997 EQUITY COMPENSATION PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                     PLEASE SIGN AND DATE THIS PROXY BELOW


                                             Date: ____________________________
                                             __________________________________
                                             __________________________________
                                             PLEASE SIGN EXACTLY AS YOUR NAME
                                             APPEARS ON LEFT. WHEN SIGNING AS
                                             ATTORNEY, EXECUTOR,
                                             ADMINISTRATOR, GUARDIAN OR
                                             CORPORATE OFFICIAL, PLEASE GIVE
                                             FULL TITLE.